Exhibit 99.3

Unaudited Pro Forma Condensed Consolidated
Financial Statements

St. Bernard Software, Inc., (“St. Bernard” or “the Company”) acquired substantially all of the assets and assumed certain liabilities of Red Condor, Inc. (“Red Condor”), on August 2, 2010. The acquisition of Red Condor’s assets has been accounted for using the purchase method of accounting and, accordingly, the tangible and intangible assets acquired and liabilities assumed from Red Condor were recorded at their estimated fair values as of the date of the acquisition. Our preliminary allocation of the purchase price is pending completion of several elements, including the finalization of the Company’s appraisal for the purposes of measuring the fair value of acquired intangible assets. Accordingly, there may be material adjustments to the allocation of the purchase price.

The unaudited pro forma condensed consolidated financial statements are based on estimates and assumptions which are preliminary and have been made solely for the purposes of developing such pro forma information. The estimated pro forma adjustments arising from the acquisition are derived from the preliminary estimated fair value of assets acquired and liabilities assumed, and the related allocation of the purchase price consideration. The final determination of the purchase price allocation will be based on the established fair value of the assets acquired, including the fair value of the identifiable intangible assets, and liabilities assumed as of August 2, 2010 (the acquisition date). The excess of the purchase price over the fair value of net assets acquired is allocated to goodwill. The final determination of the purchase price, fair values, and resulting goodwill may differ significantly from what is reflected in these unaudited pro forma condensed consolidated financial statements.

The following unaudited pro forma condensed consolidated statements of operations combine the statement of operations data for St. Bernard and Red Condor for the year ended December 31, 2009, and for the six months ended June 30, 2010, as if the acquisition had been completed as of January 1, 2009. The pro forma financial information is based upon the historical consolidated financial statements of St. Bernard and Red Condor and the assumptions, estimates and adjustments which are described in the notes to the unaudited pro forma condensed consolidated financial statements. The assumptions, estimates and adjustments are preliminary and have been made solely for purposes of developing such pro forma information. The unaudited pro forma condensed consolidated financial statements include adjustments that have been made to reflect the preliminary purchase price allocations. These preliminary allocations represent estimates made for purposes of these unaudited pro forma condensed consolidated financial statements and are subject to change upon a final determination of fair value.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the consolidated results of operations of St. Bernard that would have been reported had the acquisition occurred on the dates indicated, nor do they represent a forecast of the consolidated results of operations for any future period. Furthermore, no effect has been given in the unaudited pro forma condensed consolidated statements of operations for synergistic benefits or cost savings that may be realized through the combination of St. Bernard and Red Condor or costs that may be incurred in integrating the two companies. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the audited financial statements and related notes, together with management’s discussion and analysis of financial condition and results of operations, contained in  St. Bernard’s Annual Report on Form 10-K for the year ended December 31, 2009, which is on file with the Securities and Exchange Commission (“SEC”), and the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2010 and the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2010, each of which is incorporated herein by reference, and the historical financial statements and related notes of St. Bernard included in this Form 8-K/A.

A summary of the estimated purchase price allocation to the fair value of assets acquired and liabilities assumed is as follows:

Stock consideration		$821,000

Preliminary allocation of purchase price as of August 2, 2010:
Current and other assets	$1,313,000
Fixed assets	230,000
Liabilities	(2,107,000)

		(564,000)
Fair value of identifiable intangible assets acquired:
Technology		1,321,000

Goodwill		64,000
		$821,000

The amount allocated to the intangible assets represents the Company’s preliminary estimate of the identifiable intangible assets acquired from Red Condor, consisting of the Red Condor technology.

Unaudited Pro Forma Condensed
Consolidated Balance Sheets
 St. Bernard Software, Inc. and Red Condor, Inc.

	June 30, 2010

	St. Bernard Software, Inc.	Red Condor, Inc.	Pro Forma Adjustment		Combined

Assets

Current Assets
Cash and cash equivalents	$2,621,000	$145,000	$-		$2,766,000
Accounts receivable - net of allowance for doubtful accounts	3,461,000	945,000	-		4,406,000
Inventories - net	471,000	80,000	-		551,000
Prepaid expenses and other current assets	297,000	113,000	-		410,000

Total current assets	6,850,000	1,283,000	-		8,133,000

Fixed Assets - Net	444,000	320,000	(90,000)	(C)	674,000

Other Assets	406,000	36,000	(6,000)	(C)	436,000
Intangible Assets	-	-	1,321,000	(A)	1,321,000

Goodwill	7,568,000	-	64,000	(B)	7,632,000
Total Assets	$15,268,000	$1,639,000	$1,289,000		$18,196,000

Liabilities and Stockholders’ Deficit

Current Liabilities
Short-term borrowings	$2,550,000	$-	$-		$2,550,000
Short-term notes	-	2,015,000	(2,015,000)	(C)	-
Term loan - current	-	69,000	-		69,000
Accounts payable	1,170,000	381,000	-		1,551,000
Accrued compensation	1,012,000	273,000	-		1,285,000
Accrued expenses and other current liabilities	604,000	47,000	-		651,000
Warranty liability	191,000	-	-		191,000
Deferred revenue	10,111,000	1,416,000	(637,000)	(C)	10,890,000

Total current liabilities	15,638,000	4,201,000	(2,652,000)		17,187,000

Deferred Rent	-	36,000	-		36,000

Deferred Revenue	8,889,000	949,000	(427,000)	(C)	9,411,000
Total liabilities	24,527,000	5,186,000	(3,079,000)		26,634,000

Stockholders’ Deficit
Preferred stock, $0.01 par value; 5,000,000 shares
authorized; no shares issued and outstanding	-	26,000	(26,000)	(F)	-
Common stock, $0.01 par value; 50,000,000 shares authorized;
15,848,877 shares issued and outstanding at June 30, 2010	133,000	1,000	23,000	(D), (E), (F)	157,000
Additional paid-in capital	40,879,000	21,582,000	(20,785,000)	(E), (F)	41,676,000
Accumulated deficit	(50,271,000)	(25,156,000)	25,156,000	(F)	(50,271,000)
Total stockholders’ deficit	(9,259,000)	(3,547,000)	4,368,000		(8,438,000)
Total Liabilities and Stockholders’ Deficit	$15,268,000	$1,639,000	$1,289,000		$18,196,000

See accompanying notes

Unaudited Pro Forma Condensed
Consolidated Statement of Operations
 St. Bernard Software, Inc. and Red Condor, Inc.

	Six months ended June 30, 2010

Revenues	St. Bernard Software, Inc.	Red Condor, Inc.	Pro Forma Adjustment	Combined
Subscription	$6,911,000	$929,000	$-	$7,840,000
Appliance	1,766,000	91,000	-	1,857,000
License	53,000	-	-	53,000
Total Revenues	8,730,000	1,020,000	-	9,750,000

Cost of Revenues
Subscription	810,000	732,000	-	1,542,000
Appliance	1,233,000	146,000	-	1,379,000
License	12,000	-	-	12,000
Total Cost of Revenues	2,055,000	878,000	-	2,933,000

Gross Profit	6,675,000	142,000	-	6,817,000

Operating Expenses
Sales and marketing	3,420,000	1,275,000	-	4,695,000
Research and development	1,715,000	771,000	-	2,486,000
General and administrative	2,005,000	830,000	-	2,835,000
Total Operating Expenses	7,140,000	2,876,000	-	10,016,000

(Loss) Income from Operations	(465,000)	(2,734,000)	-	(3,199,000)

Other Expense (Income)
Interest expense - net	96,000	32,000	-	128,000
Other expense (income)	20,000	-	-	20,000
Total Other Expense	116,000	32,000	-	148,000
Loss Before Income Taxes	(581,000)	(2,766,000)	-	(3,347,000)

Income tax expense	-	(1,000)	-	(1,000)
Net Loss	$(581,000)	$(2,767,000)	$-	$(3,348,000)

Pro Forma Net Loss Per Common Share - Basic and Diluted				$(0.21)
Pro Forma Shares Outstanding Used to Compute Net Loss Per Share
Basic and Diluted				15,812,895

See accompanying notes

Unaudited Pro Forma Condensed
Consolidated Statement of Operations
St. Bernard Software, Inc. and Red Condor, Inc.

	Year ended December 31, 2009

Revenues	St. Bernard Software, Inc.	Red Condor, Inc.	Pro Forma Adjustment	Combined
Subscription	$14,559,000	$1,301,000	$-	$15,860,000
Appliance	3,790,000	358,000	-	4,148,000
License	25,000	-	-	25,000
Total Revenues	18,374,000	1,659,000	-	20,033,000

Cost of Revenues
Subscription	2,229,000	1,392,000	-	3,621,000
Appliance	2,571,000	189,000	-	2,760,000
License	15,000	-	-	15,000
Total Cost of Revenues	4,815,000	1,581,000	-	6,396,000

Gross Profit	13,559,000	78,000	-	13,637,000

Operating Expenses
Sales and marketing	6,412,000	2,390,000	-	8,802,000
Research and development	3,241,000	1,490,000	-	4,731,000
General and administrative	3,484,000	1,585,000	-	5,069,000
Write-off of capitalized software	473,000	-	-	473,000
Total Operating Expenses	13,610,000	5,465,000	-	19,075,000

(Loss) Income from Operations	(51,000)	(5,387,000)	-	(5,438,000)

Other Expense (Income)
Interest expense - net	260,000	39,000	-	299,000
Other expense (income)	(43,000)	1,000		(42,000)
Total Other Expense	217,000	40,000	-	257,000
Loss Before Income Taxes	(268,000)	(5,427,000)	-	(5,695,000)

Income tax expense	(5,000)	(1,000)	-	(6,000)
Net Loss	$(273,000)	$(5,428,000)	$-	$(5,701,000)

Pro Forma Net Loss Per Common Share - Basic and Diluted				$(0.34)
Pro Forma Shares Outstanding Used to Compute Net Loss Per Share
Basic and Diluted				16,594,268

See accompanying notes

St. Bernard Software, Inc.

Notes to Unaudited Pro Forma
Condensed Consolidated Financial Statements

1. Basis of Presentation

The accompanying unaudited pro forma condensed consolidated financial statements are based on the historical financial information of St. Bernard Software, Inc. (“St. Bernard” or “the Company”) and Red Condor, Inc. (“Red Condor”) after giving effect to the purchase of substantially all of the assets and assumption of certain liabilities of Red Condor for restricted shares of Common Stock of St. Bernard.

The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2010 and for the twelve months ended December 31, 2009 combines the historical results for St. Bernard for each of the periods presented, and the historical results for Red Condor for each of the periods presented, as if the acquisition had occurred as of January 1, 2009 and giving effect to the assumptions and adjustments described in the accompanying notes.

2. Pro Forma Adjustments

The following pro forma adjustments are included in the unaudited pro forma condensed consolidated balance sheet:

(A)	Reflects estimated fair value of identifiable intangible assets acquired from Red Condor, consisting of technology with a fair value of $1.3 million.

(B)	Goodwill is measured as the excess of the purchase price over the fair value of net assets acquired from Red Condor.

(C)	Reflects adjustments for purchase price allocation based on the fair value of assets and liabilities acquired.

(D)	Pro forma shares outstanding of 15.8 million as of June 30, 2010 reflect 2,416,272 shares issued to the former shareholders of Red Condor, including 483,254 shares held in escrow.

(E)	Reflects fair value of $821,000 for the shares of St. Bernard common stock issued in connection with the Red Condor Transaction.

(F)	Adjustment for Red Condor equity items.